UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2012

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 204, 205 – 9th Avenue SE , Calgary, AB, Canada, T2G 0R3

(Address of Principal Executive Offices)

(403) 708-7869

(Issuer's Telephone Number)

Suite 300, 714 – 1st Street, SE, Calgary, AB CANADA, T2G 2G8

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Petrosonic Energy, Inc. (previously Bearing Mineral Exploration, Inc.), a Nevada corporation and its majority-owned subsidiary, Petrosonic Albania Sha, a body corporate under the laws of Albania (“AlbaniaCo”).

Unless otherwise indicated, all monetary references are to Canadian dollars.

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2012 (the “Closing Date”), we acquired certain assets (the “Assets”) from Sonoro Energy Ltd., (“Sonoro”), including (i) certain technology relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting, (ii) 60,000 shares of AlbaniaCo pursuant to a share purchase agreement (the “Share Purchase Agreement”), and (iii) sonic reactors located in Albania and Richmond, British Columbia and a solvent recovery system located in or around Turin, Italy (the “Transaction”), pursuant to the terms of the Asset Purchase and Sale Agreement, dated July 27, 2012 (the “Purchase Agreement”).

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Pursuant to the terms of the Purchase Agreement, in exchange for the Assets, we agreed to pay to Sonoro the following consideration: (i) $250,000, (ii) a convertible debenture in the principal amount of $250,000 (the “Debenture”) and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which is defined as the date upon which we process an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology acquired.

The Purchase Agreement contains customary representations, warranties, and conditions to closing. The foregoing description of the terms and conditions of the Purchase Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. Pursuant to the Purchase Agreement, certain key personnel will enter into a non-competition and non-solicitation agreement with the Company (the “Non-Compete Agreement”) and the Company and Sonoro will enter into a consulting agreement (the “Consulting Agreement”).

Prior to the Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Transaction.

Contemporaneous with the completion of the Transaction, we have entered into a license agreement with Sonoro (the “Iraq License Agreement”) for commercialization of the Company’s technology in the Republic of Iraq, provided that under the terms of the Iraq License Agreement, Sonoro shall not be obligated to pay the Company any license fees or royalty payments.

The Debenture, the Non-Compete Agreement, the Consulting Agreement, the Share Purchase Agreement, and the Iraq License Agreement are attached to this report as Exhibits 10.2 through 10.6, respectively, and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

From and after the Closing Date, our primary operations will consist of utilizing the Assets to develop a business relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting and operating the business of AlbaniaCo (the “Business”). Therefore, we disclose information about the Business in this Form 8-K.

For accounting purposes, the Purchase Agreement has been accounted for under the Purchase Method of accounting by the Registrant. The financial statements of the Business are set forth in Exhibit 99.1 and Exhibit 99.2 of this Current Report. For pro forma financial information, see Exhibit 99.3 of this Current Report.

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DESCRIPTION OF BUSINESS

History

We were incorporated under the laws of the State of Nevada on June 11, 2008, under the name “Bearing Mineral Exploration, Inc.”, with authorized capital stock of 75,000,000 shares at $0.001 par value. We were organized for the purpose of conducting gold exploration activities on a mineral claim located in the Province of Newfoundland, Canada. We were not able to establish the existence of a commercially minable gold deposit and therefore have acquired the Business and shifted our focus to opportunities in the treatment and upgrading of heavy oil by sonicated solvent de-asphalting.

On April 17, 2012, we issued 20,000,003 (1,777,778 pre-split) shares of our common stock to Art Agolli, our sole officer and director, in exchange for all of his right, title and interest in a letter of intent with Sonoro for the purchase of the Assets.

On April 18, 2012, concurrent with his resignation as a director of the Company, Gerhard Schlombs surrendered 22,500,000 (2,000,000 pre-split) shares of the Company’s common stock to the corporate treasury for cancellation.

On May 16, 2012, we effected an 11.25-for-1 forward stock split of our Common Stock and an increase in our authorized number of common shares to 843,750,000. Additionally, on May 16, 2012, we changed our name to “Petrosonic Energy, Inc.” and on July 27, 2012 we entered into the Purchase Agreement to acquire the Assets from Sonoro (the “Purchase Agreement”).

Overview

Petrosonic has developed a commercial process which improves heavy oil densities by 6 to 15 API1 from as low as 8 API, reduces viscosities of oil by 99% to pipeline specifications and reduces sulphur and heavy metals by over 50%.

This process is especially beneficial to producers with the following intrinsic challenges:

•	Stranded heavy oil due to transportation issues

•	Diluent supply issues

•	Limited refining markets (light oil refiners struggle with heavy oil)

•	Heavy discounts due to

o	Density adjustments

o	High sulphur content

o	High metals content

1  The American Petroleum Institute gravity, or API gravity, is a measure of how heavy or light a petroleum liquid is compared to water; one of the qualitative measures for crude oil

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Depending on regional markets, traditional heavy oil discounts (10 API oil with >2% sulfur) are 35-40% and we believe such discounts could be reduced to only 10-20% through our process. On 5,000 barrels of oil per day (“bopd”) this would equate to increased revenues of approximately $6/barrel (bbl) or around $11 million per year (based on $100/bbl brent oil). Capital costs are expected to be between $0.5-1 million per 1,000 bbls capacity. Operating costs will be between $2-3 per bbl on a stand alone facility basis.

Petrosonic plans to have its first 1,000 bopd stand-alone facility operational by September 2012 in Albania. Expected annual cashflows from the initial 1,000 bopd facility are expected to reduce heavy oil price discounts historically received in Albania from 40% to 20% as a result of achieving a 18-23 API oil. Petrosonic believes that with significant heavy oil production growth anticipated from the approximately 8 billion barrels of oil reserves believed to be present in Albania, if we are able to successfully capture a portion of this processing business, Petrosonic expects to expand its facilities over the next 3-5 years to 15,000 bopd as Albanian oil production increases.

If we are able to successfully establish our first commercial facility, we believe heavy oil producers will want to integrate the Petrosonic system at their cost into their treatment facilities. Petrosonic would sell the process solution and retain a royalty fee under this type of development. While revenue per facility will be less (estimated at 50%), no capital and minimal support will be required. This strategy would allow for faster growth. Petrosonic may also choose to develop its own stand alone facilities to capture further upside and long term value creation.

Further upside opportunities exist in several other applications which the Company is in advanced stage of development, including, heavy oil sands separation (both from oil sands and ecology pits), and oil separations from drill cuttings.

Vision and Strategy

•	Petrosonic hopes to provide its shareholders with returns and cash flow growth by leveraging its experience and intellectual property within the heavy oil business.

•	Petrosonic plans to use an initial model of building its own stand-alone facilities to prove, optimize and develop business growth opportunities with small to medium sized producers. To achieve higher returns and growth, the Company will license out on a fee for service basis or royalty basis its processes to be integrated into producer’s treatment facilities.

•	Where there is a distinct advantage Petrosonic may capture heavy oil resources prospects or participate jointly in them. Any resource level participation would require higher returns on investment and be required to stand on its own prior to the benefits of applying Petrosonic’s technology.

•	We believe Petrosonic’s leadership in oil processing technology compiled with a strong background in the heavy oil industry is expected to result in a superior rate of return to shareholders from direct and indirect operations. This will be further leveraged if the Company is able to financially participate in the underlying oil assets, especially by acquiring these in advance.

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Key Success Factors

The Company’s success will be dependent upon:

•	Our ability to attract and develop numerous projects once the first project is complete;

•	Access to an ample producer oil supply and our ability to find equitable profit distribution;

•	Our development and distribution of asphalt within the market;

•	Our ability to minimize the technical risk through avoidance of scale up issues;

•	Alleviation of market risk through the use of strategic partners which can gain quick access to markets; and

•	Alleviation of financial risk through partnering.

Priorities

Immediate priorities of the Company are;

•	Strengthening the operations and management of the Company as it moves forward in the oil sector;

•	Moving ahead with the processing facility in Albania;

•	Establishing a second country oil processing project; and

•	Building a firm backlog of projects with financing commitments.

The Industry

Traditional Heavy Oil Opportunities

Crude oil is the world’s most actively traded commodity. Heavy crude oil is a type of highly viscous crude oil that does not flow easily (sometimes referred to as non-conventional oil). Typically, it is defined as crude oil with an API gravity of less than 22 API. For example, Canadian extra-heavy crude (Athabasca bitumen) has a viscosity of 10,000+ cP (the cgs physical unit for dynamic viscosity is the poise (P). It is more commonly expressed, particularly in ASTM standards, as centipoise (cP). Water at 20 °C has a viscosity of 1.0020 cP), about the same as cold molasses, and API gravity between 8-14 API. In comparison, WTI, a type of light crude oil used as a benchmark in oil pricing of New York Mercantile Exchange’s oil futures, has an API of approximately 39.6. Naturally, heavy oils can be upgraded to high quality light synthetic oils using specialized refining processing.

Heavy oil is a relative term, compared to light crude oil, but relates to specific technical issues of its own on production, transportation, and refining. Usually a diluent is added to carry heavy crude to facilitate its flow in pipelines.

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Global Need, Supply and Production

The exact number of reserves of heavy oil varies according to different sources, but it is generally accepted that the amount of recoverable heavy oil is greater than remaining reserves of conventional oil. According to Schlumberger, the current world oil reserves consist of 9-13 trillion barrels of oil, 30% of which are conventional sources, 40% heavy and extra-heavy sources and 30% oil sands bitumen sources. 2

Estimated heavy oil production is around 5 million barrels per day and growing. The projected reduction in conventional oil in the next few years is focusing the industry towards the more effective exploitation of non conventional reserves, heavy oil resources in particular.3

Source: (http://www.slb.com/content/services/solutions/reservoir/heavy_oil.asp)

Production and transportation of heavy oil has unique challenges that must be overcome in order for it to become a significant contributor to the production gap left by conventional oil and global growing demand.

	Heavy Oil	Bitumen
North America	35.3	530.9
South America	265.7	0.1
Africa	7.2	43
Middle East	78.2	0.0
Asia	29.6	42.8
Russia	13.4	33.7
Western Hemi	301	531
Eastern Hemi	128.4	119.5
Worldwide*	429.4	650.5

*Does not include extra-heavy
and oil sand sources of bitumen (i.e. Canada,Venezuela)
Source: US Geological Survey

2 http://www.slb.com/content/services/solutions/reservoir/heavy_oil.asp

3 http://www.slb.com/content/services/solutions/reservoir/heavy_oil.asp

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According to a US Geological Survey, heavy oils are found around the world, with an estimated 69% of the world’s technically recoverable heavy oil and 82% percent of the technically recoverable natural bitumen located in the Western Hemisphere. The Eastern Hemisphere, however, contains an estimated 85% of the world’s light oil reserves.

Among the more notable heavy oil reserves are: Venezuela’s Orinoco Heavy Oil Belt; Canada’s Athabasca Oil Sands; Russia’s Volga-Ural Basin; Brazil’s offshore Campos Basin; Alaska’s Prudhoe Bay; and China’s Luda field in Bohai Bay.4

Significance of Traditional Heavy Oil for Petrosonic

Around the globe, some of the most prolific oilfields are reaching maturity and have begun to experience reduced production rates.5 What large conventional oilfields remain lie mostly in the lands of Middle Eastern, OPEC nations. At the same time, the world’s demand for oil continues to grow every year, fueled in part by the rapidly growing economies of China and India. This declining availability of conventional oil combined with rising demand has driven up oil prices and put more pressure on the search for alternate energy sources.

Into the picture come the tremendous deposits of heavy oil and bitumen that are found in the Western hemisphere. These non-conventional resources are more difficult to extract, so they have barely been touched in the past. With the price of oil reaching new highs in 2005 and 2006, investments in these more challenging oil deposits are rapidly accelerating.

In fact, the U.S. oil industry alone has invested $86 billion in “frontier hydrocarbons” since 2000 (Heavy Oil Magazine, Aug 2006), developing technologies to recover and convert inferior grades of oil, such as heavy oil and bitumen, into a more usable form for refineries, and to turn waste and residue hydrocarbons into high-value products.

The worldwide importance of heavy oils will continue to emerge as the price of oil remains high and the demand for it remains strong. For example, the tight worldwide oil supply is expected to continue to force crude prices higher and turn Canada’s oil sands into the single largest contributor to net new global supply by the end of the decade, according to CIBC World Markets: “All of the net increase in oil production is expected to come from non-conventional sources,” says Jeff Rubin, chief economist at CIBC World Markets, “While deepwater oil is the primary source today, we forecast that the Canadian oil sands will become the single largest contributor to incremental global supply by 2010.”

Industry Trends in Production and Transport of Heavy Oil

The market factors behind Petrosonic upgrading derive from the oil industry’s needs relative to the production and refining infrastructure. As production shifts more to heavier oil it becomes necessary for refining capacity to adapt to it, either by pre-upgrading the oil or by major refining changes. Until then heavy oil producers face a penalty due to refining and pipeline infrastructure limitations driven by:

•	The ability to produce and transport heavy oil within the same systems as that established for conventional oil, i.e. using existing transport pipelines;

•	The need to maintain low capital costs and operating costs;

•	Delivery of heavy oil to the point of sale with reduced expenditures on diluents;

4 http://www.slb.com/content/services/solutions/reservoir/heavy_oil.asp

5 http://www.slb.com/content/services/solutions/reservoir/heavy_oil.asp

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•	Production and transportable technology that allows the exploitation of heavy oil reserves at lower total cost, particularly for smaller fields – without massive infrastructure expenditures.

Issues for Heavy Oil Producers

Pursuant to the aforementioned industry pressures, heavy oil producers, especially small to medium size ones face price penalties:

•	Traditional heavy oil is both more viscous and dense than conventional oil;

•	API similar to bitumen from oil sands (Canadian Athabasca bitumen API between 8-14 API);

•	Peaking global supply increases the production of less attractive and higher cost oil resources;

•	Smaller producers face high costs due need to blend heavy oil with diluents for pipeline transportation or face penalties for failure to meet pipeline specifications for viscosity and API (approximately 22 API);

•	Fixed producer “upgrading” facilities to increase the API have been limited by the poor economics of small scale and short production life;

•	Upgrading is generally limited to de-asphalting (removal of heavy asphaltene components – up to 16% by mass) and vis-breaking (low temperature cracking).

Oil Sands

The world’s two largest sources of bitumen (and related extraction and recovery operations) are in Canada and in Venezuela. There is also known oil shale or bituminous reserves in USA, Mexico, South America, Africa, Kazakhstan and other locations.

In Canada, oil sands are found in three locations in the province of Alberta: The Athabasca, Peace River and Cold Lake regions. They cover 141,000 square kilometers (Camp, 1976, 1977; Cameron Engineers, 1978; Alberta Energy, 2002). The Athabasca is the largest deposit area, located in the northeast part of Alberta. The total bitumen in place in Alberta is estimated at 1.7 to 2.5 trillion barrels (Morgan, 2001; Alberta Energy, 2002).

In 2005 about 1 million barrels of oil per day were being produced from oil sands primarily from three projects: Suncor, Syncrude joint venture and Albion Sands (Athabasca Oil Sands Project) joint venture. It is estimated that production will triple to 2.8-3 million barrels per day by 2015. About 300 billion barrels are estimated to be recoverable using current open pit mining and in-situ technologies (Mathieson and Stenason, 2001). The amount of this reserve is equivalent to over $30 trillion at current prices of oil.

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Oil Sands Production in Canada

The Canadian oil sands industry is dominated by large integrated multi-national companies, including Albion Sands Energy Inc., Canadian Natural Resources Limited, Chevron, EnCana Corporation Husky Energy Inc. Imperial Oil Resources Limited Petro-Canada (Fort Hills), Shell Canada Limited, Suncor Energy Inc. and Syncrude Canada Ltd.

Upcoming players include (with projects under development or already underway) TOTAL (Joslyn), Exxon Mobil, Synenco, Fort Hills (UTS), Kearl Lake Project with Imperial Oil Resources Limited, and BP (British Petroleum).

Alberta’s oil sands (1.74 trillion barrels)6 are not only the world’s largest capital project but now represent 60 per cent of the world’s investable oil reserves.7 But to produce one million barrels of oil a day, industry requires withdrawals of enough water from the Athabasca River to sustain a city of two million people every year.8 Despite some recycling, the majority of this water never returns to the river and is pumped into some of the world’s largest man-made dykes containing toxic waste.9 By 2015, the Canadian Association of Petroleum Producers predicts that oil sands production may total as much as three million barrels a day.10

Oil sands extraction usually takes at least two tons of oil sand to fill one barrel of upgraded synthetic crude oil. Furthermore, for every barrel of synthetic oil produced in Alberta, more than 80 kg of greenhouse gases are released into the atmosphere, and 3 to 5 barrels of waste water are dumped into tailing ponds.11 Production waste streams released into ponds have still relatively large amounts of unrecovered bitumen and expensive diluents (as much as 4%). In large volumes typical for the oil extraction, these waste streams pose major environmental burden as well as lost economic potential, creating a multibillion dollar opportunity.

Bitumen and naphtha recovery processes involve separation of the complex mixtures of mineral matter (sand, clay), water and small amounts of soluble organic from the bitumen. Current operators use a combination of energy (hydro-transport, heat, conventional mixing) chemical (caustic) addition, flotation and light solvent dilation to achieve the necessary separations.

Petrosonic Opportunity

We believe Petrosonic will be able to take advantage of an opportunity that traditional upgrading technology cannot address – upstream upgrading on smaller scales. The viability of upgrading is constantly changing due to production mix, refining infrastructure costs, and oil pricing. However, there are three markets for small upgraders that make sense:

•	Pipeline systems where access to the pipeline requires blending of heavy oil. Condensate prices and heavy oil differentials have been stable for some time and long term projections indicate that low condensate prices following the global economic slow-down will be short-lived;

•	Heavy oil producers in markets where light oil dominates refinery infrastructure. Internationally there are several markets like this; and

6 Alberta Energy:http://www.energy.gov.ab.ca/1876.asp.

7 CIBC World Markets, December 8, 2000, p 1.

8 Down to the Last Drop: The Athabasca River and the Oil Sands, Pembina Institute, March 2006, p.ii.

9 Canada’s Oil Sands: Opportunities and Challenges to 2015: An Update, NEB, June 2006, p.38.

10 Canadian Oil Sands Outlook, EIA 2007 Annual Energy Outlook, March 2007.

11 Environmental Research and Studies Centre, University of Alberta, 2007.

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•	Markets where upgrading asphalt by-products can command premium prices. This is especially attractive in North America given the economic infrastructure stimulus measures being implemented.

To take advantage of these opportunities Petrosonic must be able to:

•	Economically upgrade heavy oil from small and medium sized producers right in the field;

•	Add value and allow producers to capture a larger share of the market price for refinery products;

•	Provide operating plants to heavy oil producers in return for tolling process fees or purchase heavy oil at a premium to blenders;

Upgraded oil provides uplift in crude’s value and eliminates issues related to transport of crude oil to pipeline and refinery companies.

The Petrosonic Process

The Petrosonic heavy oil process will enable heavy sour oil (HSO) and bitumen (from most heavy oil and oil sands fields in the world) to be converted from nominally an API gravity of 8-14 degrees to a value-added synthetic crude oil of between 18 and 23 API. This is achieved through the reduction of undesirable constituents of the raw heavy oil and/or bitumen. The process incorporates two stages: solvent de-asphalting and distillation.

While solvent de-asphalting and distillation are both proven and well known technologies, the innovation associated with the Petrosonic upgrading process lies in the rapid de-asphalting achieved by sonication of the de-asphalting phase with the Petrosonic reactor stage.

Petrosonic Test Data

The Company has completed an extensive test program of heavy oils both in house and independently with the complete Petrosonic upgrading process which has shown to consistently achieve the target improvements in API. The tests were carried out in our R&D site in Richmond, British Columbia (in house) and the lab work for the specifics of the de-asphalted oil and asphaltenes generated was carried out by Alberta Research Council in their laboratory (independent) in Edmonton, Alberta. The tests were carried out during 2010 and 2011. For Canadian bitumen samples this represents an upgrade from nominally 10° API to 25° API. The test program included heavy oils and bitumen from the Canadian Athabasca and Lloydminster fields, heavy oil from USA refineries, and crude oil from two international oil producers. The testing was conducted at Petrosonic’s Sonoprocess™ Facility in Richmond, British Columbia and at the Petrosonic Facility located in Albania. The Petrosonic upgraded oil quality is typically:

○	Density - from 23° to 28° API gravity, meeting pipeline specifications;
○	Viscosity - less than 100 cSt at 25°C (greater than 99% reduction), meeting pipeline specifications;
○	Liquid yields - From 85% to 92% by volume depending on the quantity and quality of asphaltene by-product required;
○	Sulphur - reduction by up to 40% by mass;

○	Heavy Metals - typical reduction of Vanadium up to 80% and Nickel by up to 88% by mass.

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The following table illustrates some of the data from the extensive test program that PETROSONIC has conducted. This is critical in establishing the application of the Petrosonic process on a broad basis.

The table below (Table 1) shows key performance parameters for Alberta/Cold Lake Oil:

Table 1

Analysis	Raw Bitumen	Upgraded Oil [Petrosonic ID: 090309E-2]
Total Acid Number (TAN)	1.24	1.18
API Gravity	14.4	26.0
Density @15[o]C	0.9690	0.8982
Nickel	46	17
Vanadium	95	38
Sulphur	3.62	2.46

Table 2 shows a PONA (fundamental heavy oil testing of paraffins, olefins, napthenes and aromatics) summary by hydrocarbon group for Alberta/Cold Lake oil using commercially available light naphtha:

Table 2

	Raw Bitumen		Upgraded Oil [Petrosonic ID: 090309E-2]
Group	% Wt	% Mol	% Wt	% Mol
Aromatics	14.175	14.871	17.318	18.545
i-Paraffins	25.572	23.856	24.912	24.031
Naphthenes	30.728	33.450	19.017	20.217
Olefins	11.431	11.147	5.064	4.837
Paraffins	4.715	4.695	30.547	29.677
Oxygenates	0.000	0.000	0.000	0.000
Unidentified	13.380	11.981	3.142	2.694
Plus	0.000	0.000	0.000	0.000
TOTAL	100.00	100.00	100.00	100.00

Table 3 shows a PONA summary by carbon number for Alberta/Cold Lake oil. Table 3 reflects the effectiveness of the Petrosonic upgrading process through the clear reduction in the oil’s carbon number from C9/C10 to C7/C8, which indicates clearly the generation of new lighter end fractions, each having a lower density and thus serving to increase the API. Given the high sensitivity of the API calculation to density, even small changes in density create significant gains in API quality.

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Table 3

Carbon #	Raw Bitumen		Upgraded Oil [Petrosonic Code 090309E-2]
	% Wt	% Mol	% Wt	% Mol
C4	0.001	0.002	-	-
C5	0.060	0.100	0.079	0.125
C6	3.063	4.296	2.979	4.053
C7	17.245	21.005	21.711	25.435
C8	17.245	18.619	33.183	33.915
C9	29.209	27.721	25.799	23.367
C10	17.940	15.127	10.057	8.179
C11	1.511	1.149	2.512	1.868
C12	-	-	0.478	0.328
C13	-	-	0.049	0.030
C14	-	-	0.010	0.006
>C15	13.726	11.981	3.143	2.694
TOTAL	100.00	100.00	100.00	100.00

The following table (Table 4) illustrates some of the data from the extensive test program that Petrosonic has conducted. This is critical in establishing the application of the Petrosonic process on a broad basis.

Table 4

		Raw					Upgraded
Country	Specific Source	API	Vanadium (g)	Nickel (g)	Sulphur (%)	Total Acid Number (TAN)	API	Vanadium (g)	Nickel (g)	Sulphur (%)	Total Acid Number (TAN)
Canada	CP	10.6	169.0	80.0	4.5	0.98	24.5	29.2	12.0	2.64	0.73
Canada	CDL	14.4	95.0	46.0	3.62	1.24	26.0	38.0	17.0	2.46	1.18
US (Texas)	TG	17.4	12.0	5.4	3.73	0.59	27.9	4.2	1.9	2.78	0.99
US (Texas)	TK	14.9	15.0	16.0	3.85	0.56	27.5	4.4	4.2	2.51	0.58
US (Texas)	TQ	11.2	15	16	3.33	1.71	25.9	2.9	3.1	2.51	0.55
Albania	AB	10.8	348.4	68.5	5.96	0.56	25.1	56	8.6	3.96	0.3
Albania	AD	10.2	287.0	57.0	3.98	0.52	29.0	65.9	12.2	3.27	0.73
Albania	AM	21.0	110.0	19.0	2.43	1.07	31.9	48.4	7.7	2.88	0.85
Venezuela	VP	9.4	492.0	105.0	4.26	5.26	21.7	220	45.4	2.96	3.68
US (Utah)	US	14.5	23.8	12.2	1.18	3.19	32.5	1.7	1.0	0.62	0.26

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Stages in the Petrosonic Process

Step 1: Solvent De-asphalting

The primary process of solvent de-asphalting dissolves bitumen in a common paraffinic solvent. The solvent is selected to ensure complete dissolution of the oil-soluble component of the bitumen with the solvent to form a De-asphalted Oil (DAO) while the insoluble hydrocarbon component known as asphaltenes are readily filtered through simple separation. This asphaltene fraction is concentrated with heavy metals such as nickel and vanadium as well as sulphur.

The Petrosonic reactor, using its patented low-frequency / high-energy / high-amplitude reactor design, allows for significant improvement in the mass transfer efficiency of the solvent de-asphalting step in particular, cutting the de-asphalting time required from 6 to 10+ hours to 2 minutes.

Step 2: Solvent Recovery

At the completion of the two-stage Petrosonic upgrading process, the upgraded oil is required to be separated from the solvent through a standard solvent recovery process such as an evaporator or distillation column. Given the significant differential in boiling points of the upgraded oil and the solvent for recovery, the separation process is economical and readily applicable to recover solvent with a solvent residual of less than 4% remaining in the oil and probably below 2%. Such a small solvent residual in the oil is well within the expected quality parameters for pipeline and refinery specifications. The recovered solvent is reused at the solvent de-asphalting stage to complete the closed loop on the Petrosonic upgrading process.

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Petrosonic’s Technology

SonoProcess

We believe Petrosonic’s technology advantage is based upon the use of our Petrosonic reactor technology and the unique cavitational and enhanced mass transfer effects that it provides. Petrosonic has developed a unique competency in the design of enhanced mass transfer energy processes and the proprietary applications that result from this.

In recent years the use of cavitational technologies and ultrasound has been researched extensively for oil processing – usually in the context of desulphurization or “cold cracking”. Our own research does not support this and we make no claims that it can create a unique upgrading process. The chemistries used in the Petrosonic process are established and our advantage is that we make these more effective.

The Company looks to maintain its initial technical advantage derived from the Petrosonic Sonoprocess™ for heavy oil by adding complementary proprietary process technologies to this.

The Petrosonic reactor has been designed and built in a variety of configurations but all Petrosonic process development is undertaken on full scale units:

•	Petrosonic reactors are based on low-frequency / high-amplitude Petrosonic energy reactors;

•	A patented electromagnetic drive puts a massive steel bar into resonance and this allows efficient transfer of energy to the reaction chambers;

•	There are no moving parts and so Petrosonic reactors have a high reliability and operational availability;

•	The reaction chambers are attached at the mid-node points one half wavelength from the drive system, enabling the reactors to apply Petrosonic energy to physical, chemical and biological processes;

•	Petrosonic reactors are thus able to achieve more sustainable processes – better reactivity, less reagents, less energy, greater effectiveness and more product for overall economic advantage.

Direct Sonicated Separation

The previous holder of the technology has also carried out independent tests on oil sands to determine if the technology could be effective in a low cost primary separation process. Preliminary tests with a proprietary process protocol produced results comparable with existing technology.

However, the effectiveness of this technology is but a first step due to the massive scale of oil sands projects. At this time the Company believes the volume of material that would need to be processed requires a “next generation” of Petrosonic reactor technology. Existing scale technology may be applicable to small scale oil sands production.

The Company has directed its efforts towards a more immediate but directly related application – the treatment of drill cuttings. This is not the same scale of opportunity but offers immediate access to market and cash flow generation based on modest investment of capital.

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Petrosonic Heavy Oil Process Patents

As part of the transaction with Sonoro Energy the company has acquired the following Heavy Oil Process provisional and PCT applications based on the Company’s Sonoprocess™:

•	Patent/Application No: WO2009111871. Jurisdiction: WIPO. Title: Method for Treating Heavy Crude Oil. Application Status: Published.

•	Patent/Application No: EA201071060. Jurisdiction: Eurasisa. Title: Method for Treating Heavy Crude Oil. Status: Pending.

•	Patent/Application No: EP2260089. Jurisdiction: Europe. Title: Method for Treating Heavy Crude Oil. Status: Pending.

•	Patent/Application No: 2156/MUMNP/2010. Jurisdiction: India. Title: Method for Treating Heavy Crude Oil. Status: Pending.

•	Patent/Application No: US 61/035,690. Jurisdiction: United States. Title: Method for Treating Heavy Crude Oil. Status: Company will appeal the expired priority claim to reinstate the priority claim.

Competition

Currently heavy oil is upgraded by refineries and upgraders (refineries that upgrade crude to synthetic crude grade level but not to full end products such as diesel, jet fuel etc). These facilities refine large quantities of crude from 60,000 to 500,000 bbl/day and they are capital intensive, require long lead times, significant engineering and intensive water use.

There have been other technologies introduced that upgrade heavy oil via other methods such as Headwaters Incorporated’s proprietary HCAT technology or Ivanhoe Energy’s HTL heavy oil upgrading technology. However, these technologies upgrade heavy crudes in smaller volumes and are also very complex, capital intensive and require intense use of energy and water. They also have the associated environmental downsides such as carbon emissions.

Disadvantages of Petrosonic Process/Technology

There are few inherent disadvantages to the Petrosonic process.  The technology has been proven on other applications but long-term 24 hour operations have not been attempted as prior successful commercialization efforts did not require long-term, 24 hour operations. In addition, one sonicator at current dimensions can process up to 500 barrels of heavy oil per day. While this processing capacity can be an advantage for small and medium size operations it may be considered as a disadvantage for larger operations.

In addition, there are technical and logistical risks associated with the heavy oil upgrading technology rollout in Albania.  These risks can be attributed to two general categories of risk:  operational and logistical, which are influenced by the market risk factors which are presented separately.

The design of the equipment was based on an estimation of both the required solvent as well as the regional heavy crude oil expected to be upgraded at site.  Any changes and variations in either the solvent or the heavy oil will impact the overall ability to commission the project.  Remaining equipment to be ordered is minor in scope but any delays or problems in sources of supply from European sources could lead to minor delays.

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The ability to procure suitable safe installation for commissioning the equipment is critical given the limited number of suitable contractors available in Albania.  The ability to source and deliver piping, equipment could cause commissioning or optimization delays.  The equipment to be assembled into a continuous heavy oil upgrading process has not been operated in the proposed configuration elsewhere. The process is expected to operate as designed but unforeseen assembly and commissioning situations are normal and expected.  Remaining equipment to be ordered is minor in scope but any delays or problems in sources of supply from European sources could lead to minor delays.

Marketing and Sales Strategy

Petrosonic’s business model is to provide integrated upgrading systems to heavy oil producers in exchange for revenue sharing in the economic uplift produced as a result of the Sonoprocessing™. Given the relative ease of integration and transportation, the process is designed to be easily applicable to the upstream and midstream constituents. The immediate marketing and sales strategy is to sell our processing services on toll or joint venture basis to heavy oil upstream producers directly. As a result, business models can take on various forms:

•	Oil Producers: Decrease viscosity and need for diluents; improve quality; increase marketability; increase price

•	Pipeline Operators: Decrease viscosity and need for diluent resulting in increased throughput

•	Storage & Blending Operators: Increase yield and quality

•	Refiners: Increase yield and quality. Rapid de-asphalting with less diluent and less cost. De-bottleneck refinery

Customers

Our target customers are heavy oil producers, industrial groups that consume heavy oil and refineries that refine heavy oil. In addition, our potential customers consist of heavy oil trading companies and asphalt producers and consumers of asphalt products such as construction companies that require asphaltenes as raw material for production of asphalt. Currently the Company has no customers.

Employees

We have currently 2 full-time employees and 3 part-time employees, as well as, several independent consultants. We plan to hire a Chief Financial Officer and three local operations staff in Albania during the first year of its operations. The Company has identified potential candidates for such positions, and expects to proceed with such hires once it has secured the requisite financing.

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Environmental Laws and Regulations

The Company may be subject to various environmental laws and regulations in the countries in which it operates. With respect to Albania, the Company will require an environmental permit for its facility and a fire safety permit. The Company has prepared all the necessary paperwork and information and has applied for the environmental permit and is in discussion with all governmental authorities regarding the issuance of the permit by the end of August 2012. Since the Company does not require any use of water, extensive energy or generate any emissions it does not fall under more complicated and lengthy environmental permit requirements typical for refineries or upgraders. The Company plans to install all necessary equipment required for anti-fire measures and regulations in the country.

Procurement of Equipment

The Company will rely on a third party contractor to manufacture the sonicators and other related equipment according to its patented design and specifications. The company has received quotes from the third party manufacturer and expects that it will be able to obtain all the necessary equipment to grow its processing capacity in the future. The manufacturer has the production and financial capability and capacity to fulfill our orders in the future. In addition, the company has access to several local and international fabricators and engineering firms to carry out the necessary assembly of the equipment and increase capacity of its processing plant in the future.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not statements of historic or present facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

We have incurred losses in prior periods and may incur losses in the future.

We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that future operations will be profitable.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

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Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future.  We will require additional financing in order to proceed beyond the establishment of our own stand-alone facilities, including the processing facility in Albania.  We will also require additional financing to pay the fees and expenses necessary to become and operate as a public company.  We will also need more funds if the costs of the development and operation of our existing technologies are greater than we have anticipated.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required.  Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We have no history of revenues from operations.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  Our company has a limited operating history.  If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the oil processing facility in Albania, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from our processing facilities in the future, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.  If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

We may not be fully indemnified against financial losses in all circumstances where damage to or loss of property, personal injury, death or environmental harm occur.

As is customary in our industry, our contracts will typically provide that our customers indemnify us for claims arising from the injury or death of their employees, the loss or damage of their equipment, damage to the reservoir and pollution emanating from the customer’s equipment or from the reservoir (including uncontained oil flow from a reservoir). Conversely, we will typically indemnify our customers for claims arising from the injury or death of our employees, the loss or damage of our equipment, or pollution emanating from our equipment. Our contracts will typically provide that our customer will indemnify us for claims arising from catastrophic events, such as a well blowout, fire or explosion.

Our indemnification arrangements may not protect us in every case. For example, from time to time we may enter into contracts with less favorable indemnities or perform work without a contract that protects us; our indemnity arrangements may be held unenforceable in some courts and jurisdictions; or we may be subject to other claims brought by third parties or government agencies. Furthermore, the parties from which we seek indemnity may not be solvent, may become bankrupt, may lack resources or insurance to honor their indemnities, or may not otherwise be able to satisfy their indemnity obligations to us. The lack of enforceable indemnification could expose us to significant potential losses.

Further, our assets generally are not insured against loss from political violence such as war, terrorism or civil commotion. If any of our assets are damaged or destroyed as a result of an uninsured cause, we could recognize a loss of those assets.

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Our operations are subject to environmental and other laws and regulations that may expose us to significant liabilities and could reduce our business opportunities and revenues.

We are subject to various laws and regulations relating to the energy industry in general and the environment in particular. An environmental claim could arise with respect to one or more of our current businesses, products or services, or a business or property that one of our predecessors owned or used, and such claims could involve material expenditures. Generally, environmental laws have in recent years become more stringent and have sought to impose greater liability on a larger number of potentially responsible parties. The scope of regulation of our industry and our products and services may increase further following the April 2010 accident in the Gulf of Mexico, including possible increases in liabilities or funding requirements imposed by governmental agencies. We also cannot ensure that our future business, if any, will be profitable in light of new regulations that have been and may continue to be promulgated and in light of the current risk environment and insurance markets. Additional regulation could increase the costs of conducting our business and could materially reduce our business opportunities and revenues if our customers decrease their levels of activity in response to such regulation.

We are subject to significant foreign exchange and currency risks that could adversely affect our operations and our ability to reinvest earnings from operations, as well as mitigate our foreign exchange risk through hedging transactions may be limited.

Since we currently conduct a significant portion our operations outside the United State of America, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting local currencies into U.S. dollars. The exchange rates between the Albanian Lek, the Canadian dollar, the Euro and the U.S. dollar and other foreign currencies is affected by, among other things, changes in local political and economic conditions. Such currency fluctuations may materially affect the Company’s financial position and results of operations and a material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets.

We generally attempt to denominate our contracts in U.S. dollars or in the currencies of our costs. However, we may enter into contracts that subject us to currency risk exposure, primarily when our contract revenue is denominated in a currency different than the contract costs. We anticipate that a significant portion of our consolidated revenue and consolidated operating expenses will be in foreign currencies. As a result, we will be subject to significant foreign currency risks, including risks resulting from changes in foreign exchange rates and limitations on our ability to reinvest earnings from operations in one country to fund the financing requirements of our operations in other countries.

Customer credit risks could result in losses.

The concentration of our future customers in the energy industry may impact our overall exposure to credit risk as customers may be similarly affected by prolonged changes in economic and industry conditions. Those countries that rely heavily upon income from hydrocarbon exports would be hit particularly hard by a drop in oil prices. Further, laws in some jurisdictions in which we may operate could make collection difficult or time consuming. We will perform ongoing credit evaluations of our customers and generally do not plan to require collateral in support of our trade receivables. While we may maintain reserves for potential credit losses, we cannot assure such reserves will be sufficient to meet write-offs of uncollectible receivables or that our losses from such receivables will be consistent with our expectations.

Global political, economic and market conditions could affect projected results.

Our operating results are based on our current assumptions about oil supply and demand, oil prices, rig count and other market trends. Our assumptions on these matters are in turn based on currently available information, which is subject to change. The oil industry is extremely volatile and subject to change based on political and economic factors outside our control. A weakened global economic climate generally results in lower demand and lower prices for oil, which reduces drilling, processing and production activity, which in turn results in lower revenues and income for us. Worldwide drilling activity and global demand for oil may also be affected by changes in governmental policies and sovereign debt, laws and regulations related to environmental or energy security matters, including those addressing alternative energy sources and the risks of global climate change. Worldwide economic conditions, and the related demand for oil, may in future periods be significantly weaker than we have assumed.

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We may be unable to recognize our expected revenues from current and future contracts.

Our potential customers, some of whom may be national oil companies, often have significant bargaining leverage over us and may elect to cancel or revoke contracts, not renew contracts, modify the scope of contracts or delay contracts, in some cases preventing us from realizing expected revenues and/or profits.

Increases in the prices and availability of our raw materials could affect our results of operations.

We use significant amounts of raw materials (including steel and other metals, chemicals, plastics, polymers and energy inputs) for manufacturing our products, facilities and some of our fixed assets. The price of these raw materials has a significant impact on our cost of producing products for sale or constructing fixed assets used in our business. There can be no assurance that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw material costs or to realize the benefit of cost decreases in a timely fashion through our supply chain initiatives or pricing, our margins and results of operations could be adversely affected.

Our long-term growth depends upon technological innovation and commercialization.

 Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our infrastructure. Our success will depend on our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to the design of enhanced mass transfer energy processes and reactors. We cannot be assured of the successful commercialization of, and above-average growth from, our new products and services, as well as legal protection of our intellectual property rights. Any failure in the commercialization of our technology could adversely affect our business and results of operations.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

We utilize a variety of intellectual property rights in our services. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our service offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, challenged or infringed upon. In addition, the laws of some foreign countries in which our services may be sold do not protect intellectual property rights to the same extent as the laws of the United States. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our service offerings could diminish. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our service offerings and some of our competitors may be able to offer more attractive services to our customers. As a result, our business and financial performance could be materially and adversely affected.

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International and political events may adversely affect our operations.

A significant portion of our revenue will be derived from foreign operations, which exposes us to risks inherent in doing business in each of the countries where we transact business. The occurrence of any of the risks described below could have a material adverse effect on our business operations and financial performance. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;

•	political and economic instability;

•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

•	currency fluctuations, devaluations, and conversion restrictions;

•	confiscatory taxation or other adverse tax policies;

•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

•	governmental activities that may result in the deprivation of contract rights; and

•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many oil-producing countries, our financial performance is subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our customer’s operations are conducted in areas that have significant amounts of political risk. In addition, military action or continued unrest in the Middle East could impact the supply and price of oil, disrupt our customer’s operations in the region and elsewhere, and increase our costs related to security worldwide.

Economic and political developments in Albania may adversely affect our business.

A significant portion of our operations and assets are currently located in Albania. As a result, our financial condition, results of operations and business may be affected by and are subject to the general condition of the Albanian economy, the devaluation of the Albania Lek as compared to the U.S. Dollar, Albanian inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Albania, including changes in the laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, over which we have no control. There can be no assurance as to the future effect of any such changes on our results of operations, financial condition, or cash flows.

The dangers inherent in our operations could cause disruptions and could expose us to potentially significant losses, costs, or liabilities. Any significant interruptions in the operations of any of our facilities could materially and adversely affect our business, financial condition, and results of operations.

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Our operations are subject to significant hazards and risks inherent in refining operations and in transporting and storing crude oil. These hazards and risks include, but are not limited to, the following:

•	natural disasters;

•	weather-related disruptions;

•	fires;

•	explosions;

•	pipeline ruptures and spills;

•	third-party interference;

•	disruption of natural gas deliveries;

•	disruptions of electricity deliveries; and

•	mechanical failure of equipment at our refineries or third-party facilities

Any of the foregoing could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims, and other damage to our properties and the properties of others. There is also risk of mechanical failure and equipment shutdowns both in general and following unforeseen events.

Our activities will initially be conducted at our facility in Albania. This facility constitutes a significant portion of our operating assets. Because of the significance to us of this operation, the occurrence of any of the events described above could significantly disrupt our processing of crude oil, and any sustained disruption could have a material adverse effect on our business, financial condition, and results of operations.

We may incur significant costs to comply with environmental and health and safety laws and regulations.

Our operations and properties are subject to extensive national, state, and local environmental, health, and safety regulations governing, among other things, the generation, storage, handling, use, and transportation of petroleum and hazardous substances, the emission and discharge of materials into the environment, waste management, characteristics, and the monitoring, reporting, and control of greenhouse gas emissions. If we fail to comply with these regulations, we may be subject to administrative, civil, and criminal proceedings by governmental authorities, as well as civil proceedings by environmental groups and other entities and individuals. A failure to comply, and any related proceedings, including lawsuits, could result in significant costs and liabilities, penalties, judgments against us, or governmental or court orders that could alter, limit, or stop our operations.

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In addition, new environmental laws and regulations, including new regulations relating to alternative energy sources, new regulations relating to fuel quality, and the risk of global climate change regulation, as well as new interpretations of existing laws and regulations, increased governmental enforcement, or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted, or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any or all of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition, and results of operations.

We may not have sufficient crude oil to be able to run our Albania facility at full capacity.

Our Albania facility will process crude oil from the local regions around the facility. To the extent sufficient local crude oil cannot be contracted to process and we are unable to contract sufficient crude oil from non-local sources to supply the Albania facility, we may not have sufficient crude oil to run the Albania facility at full capacity, which could have a material adverse impact on our business, financial condition, and results of operations.

We could incur substantial costs or disruptions in our business if we cannot obtain or maintain necessary permits and authorizations.

Our operations require numerous permits and authorizations under various laws and regulations, including environmental and health and safety laws and regulations. These authorizations and permits are subject to revocation, renewal, or modification and can require operational changes, which may involve significant costs, to limit impacts or potential impacts on the environment and/or health and safety. A violation of these authorization or permit conditions or other legal or regulatory requirements could result in substantial fines, criminal sanctions, permit revocations, injunctions and/or refinery shutdowns. In addition, major modifications of our operations could require modifications to our existing permits or expensive upgrades to our existing pollution control equipment, which could have a material adverse effect on our business, financial condition, or results of operations.

Risks Associated with our Company and our Securities

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

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i)	The Company’s management is relying on external consultants for purposes of preparing its financial reporting package and may not be able to identify errors and irregularities in the financial reporting package before its release as a continuous disclosure document..

ii)	As the Company is governed by one officer who is also a director, there is an inherent lack of segregation of duties and lack of independent governing board.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

All of our assets, and our sole officer and director, are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

All of our assets are located outside the United States. In addition, our sole officer and director is a national and resident of a country other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our director and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our directors and officers.

Our business is dependent on key executives and the loss of any of our key executives could adversely affect our business, future operations and financial condition.

We are dependent on the services of key executives, including our Chief Executive Officer, Art Agolli. Mr. Agolli has many years of experience and an extensive background in the oil industry in general. We may not be able to replace that experience and knowledge with other individuals. We do not have “Key-Man” life insurance policies on our key executives. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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Our stock is categorized as a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

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A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common shares are currently traded under the symbol “PSON,” but currently with low or no volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable.  Additionally, many brokerage firms may not be willing to effect transactions in the securities.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 843,750,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

DESCRIPTION OF PROPERTY

Our head office is located at Suite 204, 205 – 9th Avenue SE, Calgary, AB, Canada, T2G 0R3.

Our director is letting the company use his office free of charge in order to save costs until the company can lease an office when requisite funding is in place. Our main telephone number is (403) 708-7869.

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The company has an office in Fier, Albania at same location where its processing plant is located. Albania’s heavy oil upstream and downstream industries are located in Fier and the facility is only a few miles away from the heavy oil producing fields. It is also located 35 kilometers away from Albania’s only deep sea port and export facility, the PIR Vlora terminal. The office is offered by the Albanian partner free of charge until the company signs a lease agreement when requisite funding is in place.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a development stage company focused on the treatment and upgrading of heavy oil by sonicated solvent de-asphalting. We are in the process of bringing online our first stand-alone facility located in Albania, which is expected to be able to process and de-asphalt up to 1,000 barrels per day of heavy oil. We plan to generate revenue by both integrating our system into oil producer treatment facilities, as well as continuing to develop our own standalone facilities, such as the Albania facility to capture further upside and long term value creation.

Comparison of the Three Months Ended March 31, 2012 and 2011

Sales

We had no sales for the three months ended March 31, 2012 or during the three months ended March 31, 2011.

Selling, general and administrative expenses, and others

Our selling, general and administrative expenses for the three months ended March 31, 2012 decreased to $2,764, from $10,126, for the three months ended March 31, 2011. This decrease was primarily due to an overall decrease in operating activities due to the limited availability of working capital. We anticipate our operating expenses may increase as we ramp up our operations.

Net loss

Our net loss for the three months ended March 31, 2012 decreased to $2,764, from $10,126, for the three months ended March 31, 2011. This decrease was due to a decrease in operating activities.

Effects of foreign currency translation conversion

Foreign currency translation adjustment for the three months ended March 31, 2012 decreased to $4,886 from $6,446 during the three months ended March 31, 2011. This decrease was due to a decrease in operating expenses.

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Liquidity and Capital Resources

The following information has been derived from the financial information included herein as Exhibit 99.2.

As at March 31, 2012, we have $1,062 in cash and $211,495 in current liabilities. As at March 31, 2012, our total assets were $715,156 and our total liabilities were $211,495. Our net working deficit as at March 31, 2012 was $121,570.

Our cash needs are primarily for working capital to develop our operations.  We presently finance our operations through debt and equity financings.

We plan to rely on equity, debt and cash flow from operations to fund its growth strategy. In addition, we plan to approach heavy oil producers to form joint ventures with them and finance the cost of processing plants by the heavy oil producers. This would expand growth at minimal cost to us as it is being carried by the heavy oil producers. In order to assemble our equipment and commission the plant in Albania we will need to raise approximately $500,000 by August 2012. In addition, we will need to raise an additional approximately $500,000 to be able to increase our processing capacity in Albania. Once we have secured processing contracts it is expected that we should be able to largely fund growth from cash flow, although there may be a continued need to rely upon additional debt or equity financing. There are no assurances that we will be successful in securing such financing or that we will obtain terms that are favorable to us. If we fail to obtain any financing, that will have a material adverse effect on our business and may force us to cease operations or sell certain assets.

Cash to Operating Activities

During the three month period ended March 31, 2012, operating activities used cash of $1,986, compared to a net gain of cash of $75,339 in operating activities for the three month period ended March 31, 2011. The gain in cash was primarily due to an increase in accounts payable during the period.

Cash to Investing Activities

During the three month period ended March 31, 2012, investing activities used cash of $7,307 compared to net cash used in investing activities of $104,593 for the three month period ended March 31, 2011, as the Company incurred costs towards a building in Albania during the period.

Cash from Financing Activities

During the three month period ended March 31, 2012, financing activities generated cash of $3,814, compared to $72,753 generated in cash for the three month period ended March 31, 2011.

Contractual Obligations and Off-Balance Sheet Arrangements

Pursuant to the terms of the Purchase Agreement, in exchange for the Assets, we issued to Sonoro a convertible debenture in the principal amount of $250,000 (the “Debenture”). The Debenture has a term of two years and is non-interest bearing. Sonoro may demand early repayment of the Debenture if the Company completes a financing yielding aggregate gross proceeds of at least $1,750,000. At any time after we have completed an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (a “Qualified Financing”), the Debenture is convertible at the holders option into shares of our common stock. The conversion price of the Debenture will be equal to the price per share of the shares sold in the Qualified Financing or the conversion price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing.

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On June 11, 2012, we entered into an agreement with our President for a convertible debenture valued at $200,000 for funds advanced. The convertible debenture expires on June 11, 2013 ( the “Maturity Date”) and bears interest at 10% per annum. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (“Qualified Financing”), our President may elect to convert the debenture in whole or in part into common shares of the Company at a price equal to the price per share at which common shares of the Company are sold in the Qualified Financing, or in the case of a convertible debenture, the price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing.

On March 26, 2012, we entered into an agreement with Sierra Growth, Inc. (a non-related party) whereby Sierra Growth, Inc. (“Sierra”) advanced to us $50,000. The debenture bears interest at 10% per annum and is due March 26, 2013. Until the due date, Sierra may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share. On April 18, 2012 Sierra advanced a further $25,000 to the Company. The debenture matures on April 18, 2013 and bears interest at 10% per annum with the same conversion features as the debenture issued on March 26, 2012.

On June 6, 2012, Westlake Advisors Corp. (a non-related party) advanced to us $50,000 for a convertible debenture. The debenture has a Maturity Date of one year from the date of issuance and bears an interest rate at 10% per annum. At any time on or before the Maturity Date, Westlake Advisors Corp. may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share.

On June 21, 2012, Jackson Bennett LLC (a non-related party) advanced $40,000 to us by way of a convertible debenture which matures June 21, 2013 and bears an interest at 10% per annum. At any time up to and including the Maturity Date, Jackson Bennett LLC may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share.

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

	Payments Due by Period
Contractual Obligations		Less than			More than
At December 31, 2012	Total	1 Year	1-3 years	3-5 years	5 years
Debenture with Sonoro Energy Ltd.	$250,000		$250,000
Debenture with Art Agolli	200,000		200,000
Debentures with non-related parties	165,000		165,000
Total	$615,000		$615,000

The above table outlines our obligations as of July 27, 2012 and does not reflect any changes in our obligations that have occurred after that date.

Except as set forth above, we have no significant contractual obligations, long-term debt or purchase obligations.

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We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with us.

Critical Accounting Estimates

Property and equipment, net

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 5 years. The Company has not recognized depreciation since inception as none of the equipment has been used in operations.

Research and development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. During the years ended December 31, 2011 and 2010, $-0- and $10,704, respectively, were expensed as research and development costs.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its consolidated financial position or results of operations.

SECURITY OWNERSHIP OF CERTAIN

 BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The Company has only one class of stock outstanding, its common stock. The following table sets forth certain information as of July 27, 2012, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of July 27, 2012, there were 64,649,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

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Name and Address of	Shares Beneficially	Percentage Beneficially
Beneficial Owner (1)	Owned	Owned

Directors and Executive Officers

Art Agolli, Chief Executive Officer, President and Director
57 Valley Woods Way, NW
Calgary AB T3B 6A5	20,000,003	30.94%

All Officers and Directors as a Group	20,000,003	30.94%

Principal Stockholders

Gerhard Schlombs
92 Wishing Well Drive
Toronto, ON M1T 1J9	14,625,000	22.62%

SGP Group Inc. (2)
2nd Terrace W. Centreville
P.O. Box 10567
Nassau, Bahamas	4,276,284	6.61%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Josephine Agotilla has dispositive and voting control for SGP Group Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Current Management

The following table sets forth certain information for each executive officer of the Company.

Name	Age	Position
Art Agolli	41	President, Chief Executive Officer, Chief Financial Officer

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Officers and Directors:

Art Agolli – President, Chief Executive Officer, Chief Financial Officer, Director

Mr. Agolli has more than 16 years of successful experience in developing heavy oil projects. He is currently CEO of BA Capital, a Calgary based merchant bank serving the energy, mining and technology sectors. Mr. Agolli is co-founder and former Vice President of Bankers Petroleum Ltd., a Toronto and London Stock Exchange listed oil and gas company, Mr. Agolli played a key role in building Bankers Petroleum since day one. From a start up in 2004, Bankers Petroleum grew to a $2.3 billion market capitalization company during his time with the company. Bankers Petroleum has a 100% working interest and is the operator of the largest onshore heavy oil field in Europe (Albania) with original oil in place of 8.5 billion barrels. Mr. Agolli also played an important role with BNK Petroleum, a Toronto Stock Exchange listed company that was spun off from Bankers Petroleum in 2008. Mr. Agolli played a key role in BNK Petroleum’s entry into Poland where the company has one of the largest shale gas land positions in the country and in Europe. BNK Petroleum grew from a start up to a $700 million market capitalization company.

Mr. Agolli is also co-founder of Sonoro Energy, TSX listed company that has recently signed a major oil deal in Iraq. Sonoro has exclusive rights to development of all heavy oil of Salah ad Din Province in Iraq. Mr. Agolli has also been an international business and corporate development executive with Koch Industries Inc, the largest privately held company in North America from 1998-201. From 2001-2003 he was CEO of Anonima Petroli Italiana (Albania), a subsidiary company of Api Spa, one of the largest refining and trading oil companies in Italy.

Mr. Agolli started his career as a consultant for the World Bank in Washington DC in 1997. Mr. Agolli holds a Masters Degree in Management from Grand Valley State University (Michigan, USA) and an International Relations and Business Degree from the same university. He is a member of the Association of International Petroleum Negotiators (Houston, USA).

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

Other than as set forth above, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Committees of the Board

Our Board of Directors held no formal meetings during the 12 month period ended December 31, 2011. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have a nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Art Agolli is not an independent director.

Mr. Agolli cannot be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-K. The Company does not presently have, among its officers and directors, a person meeting these qualifications and given our financial circumstances, does not anticipate seeking an audit committee financial expert to joint the committee in the foreseeable future.

Since inception on June 11, 2008, our Board of Directors have conducted their business entirely by consent resolutions and have not met, as such.

It is anticipated that the Board of Directors will form separate audit, compensation and nominating committees at such time as the Company’s operations have expanded.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

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EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2010 and December 31, 2011 by our executive officers and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

						Non-Equity
Name and Principal				Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total(1)
Art Agolli	2011	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer, Chief Financial Officer, Director	2010	$0	$0	$0	$0	$0	$0	$0

(1)	The dollar value in this column for each named executive officer or director represents the sum of all compensation reflected in the previous columns.

Employment Agreements

We do not currently have an employment agreement with our executive officer and the manner and amount of his compensation has not yet been determined.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company.

We currently have no employment agreements nor any compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

On April 17, 2012, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with Art Agolli, the Company’s sole officer and member of our board of directors (the “Board”), pursuant to which Mr. Agolli agreed to convey to the Company, all of his right, title, and interest in and to a certain letter of intent between Mr. Agolli and Sonoro Energy Ltd., in consideration for the issuance of 20,000,003 (1,777,778 pre-split )fully paid and assessable restricted shares of the Company’s common stock.

On April 6, 2012, $42,000 was repaid to our former President for funds previously advanced to the Company for additional working capital.

On June 11, 2012, we entered into an agreement with Art Agolli, our President, for a convertible debenture valued at $200,000 for funds advanced. The convertible debenture expires on June 11, 2013 (the “Maturity Date”) and bears interest at 10% per annum. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (“Qualified Financing”), our President may elect to convert the debenture in whole or in part into common shares of the Company at a price equal to the price per share at which common shares of the Company are sold in the Qualified Financing, or in the case of a convertible debenture, the price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing.

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation’s of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended December 31, 2011, we had no independent directors. Our current sole director, Art Agolli, is not independent. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., The NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

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LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Although our common stock is listed on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “PSON,” there is no established public market for shares of our common stock, and there has been a limited number of trades of our common stock on the OTCBB during the last two fiscal years. There is not currently a bid or ask price information for shares of our common stock on the OTCBB.

Holders

As of July 27, 2012, there were approximately 51 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Signature Stock Transfer, Inc. The transfer agent’s address is 2632 Coachlight Court, Plano, Texas 75093 and its phone number is (972) 612-4120.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

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DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Transaction. This description is only a summary. You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

Common Stock

Our authorized capital stock consists of 843,750,000 shares of common stock at a par value of $0.001 per share. Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

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(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3, which is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

Section 3 – Securities and Trading Markets

Item 3.02.       Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, in exchange for the Assets, we issued to Sonoro a convertible debenture in the principal amount of $250,000 (the “Debenture”). The Debenture has a term of two years and is non-interest bearing. At any time after we have completed an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (a “Qualified Financing”), the Debenture is convertible at the holders option into shares of our common stock. The conversion price of the Debenture will be equal to the price per share of the shares sold in the Qualified Financing or the conversion price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The Debenture was issued to Sonoro pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-US person.

Subsequent to the preparation of the March 31, 2012 and 2011 financial statements, we have issued several Convertible Debentures to raise $165,000 for general working capital. Debentures for $50,000, $25,000, $50,000 and $40,000 were issued to three non-related parties. The debentures bear interest at 10% per annum and mature one year from the issuance date. Until the due date, the holder(s) may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share. The convertible notes were offered pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transactions took place outside the United States of America with non-US persons.

Furthermore, on June 11, 2012, we entered into an agreement with our President for a convertible debenture valued at $200,000 for funds advanced. The convertible debenture matures June 11, 2013 and bears interest at 10%. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (“Qualified Financing”), our President may elect to convert the debenture in whole or in part into common shares of the Company at a price equal to the price per share at which common shares of the Company are sold in the Qualified Financing, or in the case of a convertible debenture, the price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The Debenture was issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-US person.

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Section 5 – Corporate Governance and Management

Item 5.06 Change in Shell Company Status

Following the consummation of the Transaction in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. From and after the Closing Date, our primary operations consist of utilizing the Assets to develop a business relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting and operating the business of AlbaniaCo.

Section 9 – Financial Statement and Exhibits

Item 9.01.        Financial Statement and Exhibits.

Reference is made to the Transaction under the Purchase Agreement, as described in Item 2.01 above, which is incorporated herein by reference.

(a)        Financial Statements of the Business Acquired

The audited financial statements of Petrosonic Albania Sha. for the for the twelve months ended December 31, 2011 and unaudited financial statements for the period from January 1, 2012 to March 31, 2012, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 and 99.2 of this Form 8-K.

(b)        Pro Forma Financial Information

Incorporated by reference to Exhibit 99.3 attached hereto.

(c)        Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)        Exhibits

Exhibit No.	Description

2.1	Asset Purchase and Sale Agreement dated July 27, 2012*

3.1	Articles of Incorporation of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form S-1 filed on December 19, 2008)

3.2	Amendment to Articles of Incorporation of the Registrant (incorporated by reference from Registrant’s Current Report on Form 8-K filed on May 18, 2012)

3.3	Bylaws of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form S-1 filed on December 19, 2008)

10.1	Assignment Agreement, dated as of April 17, 2012 (incorporated by reference from Registrant’s Current Report on Form 8-K filed on April 20, 2012)

10.2	Sonoro Convertible Debenture, dated July 27, 2012*

10.3	Non-Compete Agreement, dated July 27, 2012*

10.4	Consulting Agreement, dated July 27, 2012*

10.5	Share Purchase Agreement, dated July 27, 2012*

10.6	Iraq License Agreement, dated July 27, 2012*

99.1	Audited Financial Statements of Petrosonic Albania Sha. for the twelve months ended December 31, 2011 *

99.2	Unaudited Financial Statements of Petrosonic Albania Sha. for the period from January 1, 2012 to March 31, 2012*

99.3	Pro Forma Financial Information*

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012	Petrosonic Energy, Inc.

	By:	/s/ ART AGOLLI
Art Agolli
Chief Executive Officer

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